SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2008

Tri-Valley Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600

Bakersfield, California 93309

(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5 – Corporate Governance and Management

Item 5.02	Election of Directors

Effective August 4, 2008, the directors of Tri-Valley Corporation appointed James S. Mayer to our board of directors to fill a vacancy on the board of directors left by the retirement of Milt Carlson from the board.

Mr. Mayer is the President of Magic Investment Projects, LLC, a U.S. private equity firm. He formerly served as the first vice president, investments for Citigroup Global Markets, Inc. from 2004-2006 and as vice president, alternative investments group for Merrill Lynch from 1999-2004. Prior to that, he was executive vice president of North American operations for Netzsch Inc., a large private German firm. He served as director, strategic business development for the Perkin-Elmer Corporation. Mr. Mayer has a bachelor’s degree in chemistry with a minor in physics from State University of New York with graduate studies in finance, securities law, alternative investments and international marketing. He serves on our Finance Committee. He is an independent member of our Board of Directors.

Mr. Mayer will serve until our next annual meeting of shareholders, scheduled for October 4, 2008. Mr. Mayer has been nominated for election at our annual meeting to a full term on the board.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2008	TRI-VALLEY CORPORATION /s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer